UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 31, 2022 (May 24, 2022)
Date of Report (Date of earliest event reported)

DENTSPLY SIRONA Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16211		39-1434669
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

13320 Ballantyne Corporate Place,	Charlotte	North Carolina	28277-3607
(Address of Principal Executive Offices)			(Zip Code)
(844) 848-0137
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XRAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Key Employee Severance Plan

On May 24, 2022, the Human Resources Committee of the Board of Directors (the "Committee") of Dentsply Sirona Inc. (the “Company”), as part of its ongoing review of the Company’s executive compensation and retention program, approved the terms of the Dentsply Sirona Inc. Key Employee Severance Benefits Plan (the “Severance Plan”) and on May 25, 2022, the Board ratified the Committee’s approval of the Severance Plan. The Severance Plan provides for severance payments and benefits to certain eligible Employees (as defined in the Severance Plan), including executive officers, of the Company in the event that the applicable Employee (A) resigns for “Good Reason” (as defined in the Severance Plan) or (B) is involuntarily terminated by the Company without “Cause” (as defined in the Severance Plan) (each, a “Non-COC Qualified Termination”), with increased severance payments and benefits in connection with, or within a specified period of time following a “change of control” (as defined in the Severance Plan) (a “COC Qualified Termination”), or for eligible Employees other than the CEO outside of such a change of control, such Employee's termination, on or prior to December 31, 2023 (a "Limited Initial Coverage Period Qualified Termination" and, together with a COC Qualified Termination and a Non-COC Qualified Termination, a "Qualified Termination"). The Interim CEO (as defined in the Severance Plan) and the Interim CFO (as defined in the Severance Plan) are ineligible to participate in the Severance Plan.

Upon a Non-COC Qualified Termination, and subject to his or her satisfaction of the conditions to severance described below, the CEO would be entitled to receive severance pay equal to (A) 2.0 times the sum of: (i) his or her annual base salary; (ii) his or her annual target bonus for the fiscal year including the date of termination; and (iii) 12 months of applicable monthly COBRA charges for continuation of medical, dental and vision insurances on a post-employment basis which are based on his or her active insurance coverage elections at the date of termination plus (B) a prorated annual bonus, if any, payable in the normal course with other executives based upon the actual achievement of performance targets for the fiscal year including the date of termination, plus (C) for any equity-compensation awards held pursuant to the Dentsply Sirona Inc. 2016 Omnibus Incentive Plan, as amended (the "Equity Plan"), if such awards provide for accelerated vesting in the event of termination without Cause, then such awards are also deemed to accelerate vesting in the event of a resignation with Good Reason.

Upon a Non-COC Qualified Termination, all eligible Employees other than the CEO would be entitled to receive severance pay equal to (A) 1.0 times the sum of: (i) his or her annual base salary; (ii) his or her annual target bonus for the fiscal year including the date of termination; and (iii) 12 months of applicable monthly COBRA charges for continuation of medical, dental and vision insurances on a post-employment basis which are based on the his or her active insurance coverage elections at the date of termination, plus (B) a prorated annual bonus, if any, payable in the normal course with other executives based upon the actual achievement of performance targets for the fiscal year including the date of termination, plus (C) for any equity-compensation awards held pursuant to the Equity Plan, if such awards provide for accelerated vesting in the event of termination without Cause, then such awards are also deemed to accelerate vesting in the event of a resignation with Good Reason.

Upon a COC Qualified Termination, and subject to his or her satisfaction of the conditions to severance described below, the CEO would be eligible to receive enhanced severance pay equal to (A) 3.0 times the sum of: (i) his or her annual base salary; (ii) his or her annual target bonus for the fiscal year including the date of termination; and (iii) 12 months of applicable monthly COBRA charges for continuation of medical, dental and vision insurances on a post-employment basis which are based on his or her active insurance coverage elections at the date of termination, plus (B) for any equity-compensation awards held pursuant to the Equity Plan, if such awards provide for accelerated vesting in the event of a “Change in Control” (as defined in the Equity Plan), then "Good Reason" for purposes of accelerated vesting under the Equity Plan shall instead be determined under the definition of Good Reason under the Severance Plan.

Upon a COC Qualified Termination, and subject to his or her satisfaction of the conditions to severance described below, all eligible Employees other than the CEO would be eligible to receive severance pay equal to (A) 2.0 times the sum of: (i) his or her annual base salary; (ii) his or her annual target bonus for the fiscal year including the date of termination; and (iii) 12 months of applicable monthly COBRA charges for continuation of medical, dental and vision insurances on a post-employment basis which are based on his or her active insurance coverage elections at the date of termination, plus (B) for any equity-compensation awards held pursuant to the Equity Plan, if such awards provide for accelerated vesting in the event of a “change in control” (as defined in the Equity Plan), then "Good Reason" for purposes of accelerated vesting under the Equity Plan shall instead be determined under the definition of Good Reason under the Severance Plan.

Finally, upon a Limited Initial Coverage Period Qualified Termination, any eligible Employees other than the CEO would be entitled to receive severance pay equal to (A) 1.5 times the sum of: (i) his or her annual base salary; (ii) his or her annual target bonus for the fiscal year including the date of termination; and (iii) 12 months of applicable monthly COBRA charges for continuation of medical, dental and vision insurances on a post-employment basis which are based on his or her active insurance coverage elections at the date of termination, plus (B) a prorated annual bonus, if any, payable in the normal course with other executives based upon the actual achievement of performance targets for the fiscal year including the date of termination, plus (C) if such Employee received a retention equity award via notification from the interim CEO on April 27, 2022 (a "Retention Equity Award"), such Retention Equity Award becomes fully vested and nonforfeitable upon the date of such Limited Initial Coverage Period Qualified Termination. Eligibility for a Limited Initial Coverage Period Qualified Termination will naturally expire and have no further effect as of 11:59 p.m. EST on December 31, 2023.

As a condition to an eligible Employee's receipt of severance benefits under the Severance Plan with respect to a Qualified Termination, the Employee must execute and not revoke a General Release and Waiver of all claims against the Company and all its Affiliates (as defined in the Severance Plan).

The foregoing description of the Severance Plan is qualified in its entirety by reference to the text of the Severance Plan filed as Exhibit 10.1 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 25, 2022, the Board of Directors (the “Board”) of DENTSPLY SIRONA Inc. (the “Company”) adopted and approved the Sixth Amended and Restated By-laws of the Company (as amended and restated, the “Amended Bylaws”).

The Amended Bylaws are generally designed to ensure compliance with applicable laws, rules and regulations, to reflect the current practices and policies of the Company, and to conform to current market practices and policies of other public companies. Among other matters, the Amended Bylaws are revised to: (i) update definitions of terms such as electronic transmission, electronic mail and electronic mail address and otherwise further clarify the ability of electronic transmissions for board and stockholder meetings, (ii) opt out of the Delaware corporate statute permitting electronic delivery and signatures for purposes of notices or information to be provided to the Company or its officers, (iii) provide for supplemental telephonic or electronic notice to directors living outside the U.S. when notice is provided by courier or mail, (iv) specifies that a shareholder that makes a proposal or nominates a director candidate for election to the Board, or their Qualified Representative (as defined in the Amended Bylaws) must appear in person at the shareholder meeting in which such proposal or nomination is to be considered, (v) broaden the definition of “public announcement” in connection with meeting announcements made by the Company, (vi) specified additional disclosure requirements for proposing shareholders and director nominees relating to their respective relationships with and interests in the Company and set forth specific diligence processes available to the Board to assist in the vetting of any nominee for election to the Board, (vii) establish specific timing requirements for updating disclosure provided by or relating to a shareholder making a proposal or nomination and a director nominee, and (viii) update miscellaneous construction and interpretation provisions.

The Amended Bylaws also include the amendment to the exclusive forum bylaw provision to designate the exclusive forum for the adjudication of certain legal matters, which is described in the Company’s proxy statement filed with the SEC on April 13, 2022 and which amendment was approved by the Company’s shareholders at its annual meeting of shareholders on May 25, 2022.

The foregoing description of the Amended Bylaws is not complete and is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No. Description

3.1	Sixth Amended and Restated Bylaws of DENTSPLY SIRONA Inc.
10.1	Dentsply Sirona Inc. Key Employee Severance Benefits Plan, dated May 25, 2022*
104	Cover Page Interactive Date File (embedded within the Inline XBRL Document)

*Management contract or compensatory plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            DENTSPLY SIRONA Inc.

By:	/s/ Cherée H. Johnson
Cherée H. Johnson, Senior Vice President,
Chief Legal Officer, General Counsel and Secretary

Date: May 31, 2022